Exhibit 107

Calculation of Filing Fee Tables

Form F-3
(Form Type)

BioLineRx Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee (5)	Carry Forward File Number	Carry Forward Initial Effective Date	Amount of Registration Fee	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward(3)
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, par value NIS 0.10 per share (4)
	Other	Warrants
	Other	Debt Securities
	Other	Subscription Rights
	Other	Other
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)			$189,427,074	0.00014760	$27,959.44
Carry Forward Securities
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	-	-	$60,572,926	0.0001091	-	F-3	333-251857	January 11, 2021	$6,608.51
	Total Offering Amounts					$250,000,000		$27,959.44
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$27,959.44

(1)
There are being registered under this registration statement such indeterminate number of ordinary shares, warrants, debt securities, subscription rights, and units, as may be sold by the Registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $250,000,000 or, if any securities are issued for consideration denominated in a foreign currency, such amount as shall result in an aggregate initial offering price equivalent to a maximum of $250,000,000. The securities registered hereunder also include such indeterminate number of ordinary shares as may be issued upon conversion, exercise or exchange of warrants that provide for such conversion into, exercise for or exchange into ordinary shares. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)	Not specified as to each class of securities to be registered pursuant to General Instruction II.C. of Form F-3.

(3)
The proposed maximum offering price per unit of each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form F-3 under the Securities Act.

(4)
Ordinary shares may be in the form of American Depositary Shares (“ADSs”). ADSs issuable on deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-175360). Each ADS represents the right to receive 15 ordinary shares.

(5)
The Registrant previously paid registration fees in the aggregate of $7,506.65 with respect to the Registration Statement on Form F-3 (File No. 333-251857) (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act (“Rule 415(a)(6)”), the securities registered pursuant to this registration statement include $60,572,926 of securities previously registered on the Prior Registration Statement which remain unsold under the Prior Registration Statement, including the Registrant’s “at the market offering” sales agreement with H.C. Wainwright & Co. LLC (the “Unsold Securities”). Pursuant to Rule 415(a)(6), the registration fee of $6,608.51 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. The registrant is also registering new securities on this registration statement with an aggregate initial offering price of $189,427,074 (the “New Securities”), which aggregate offering price is not specified as to each class of securities. A filing fee of $27,959.44 with respect to the New Securities is being paid in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.